Exhibit 99.1

Bowlero, World’s Largest Owner And Operator Of Bowling Centers, Significantly Outperforms Fiscal Year 2021 Expectations, Increases Guidance for Calendar Year 2022

●	Location performance has consistently improved and now far exceeds pre-pandemic levels while maintaining momentum.
●	Adjusted EBITDA exceeded fiscal year 2021 expectations by 14% due to recovery in businesses and accelerating operational efficiencies.
●	Guidance for calendar year 2022 Adjusted EBITDA increased by $10 million, a 4% increase from the previous guidance.
●	Strong organic performance enhanced by disciplined inorganic growth.
●	Balance sheet further strengthened by $54 million of cash generated from operations in Q4 FY 2021.

RICHMOND, VA – September 21, 2021 – Bowlero Corp (“Bowlero”), the world’s largest owner and operator of bowling centers and owner of the Professional Bowlers Association (PBA), today announced Adjusted EBITDA for the fiscal year ending June 30 of $105 million, 14% more than projected, and is increasing guidance for calendar year 2022 Adjusted EBITDA by $10 million, up 4% from the previous guidance, after generating $54 million of cash in Q4 FY 2021 (net of business interruption insurance proceeds and interest payments on debt but including effect of exchange rates on cash.)

In July Bowlero announced plans to list on the NYSE through a merger with Isos Acquisition Corporation (NYSE: ISOS.U, “Isos”). Upon the closing of the transaction with Isos – expected in October-November – Bowlero’s common stock and warrants are expected to trade on NYSE under the new ticker symbols “BOWL” and “BOWL WS”.

“Our performance this year is further proof of the fundamental strength of our brand, business model and growth strategies. Our revenue is well ahead of our pre-pandemic performance thanks to strong organic performance enhanced by disciplined inorganic activities,” said Tom Shannon, Founder, Chairman and Chief Executive Officer.

Fiscal year 2021 revenue was $381 million and Adjusted EBITDA was $105 million, compared with guidance revenue of $373 million and guidance Adjusted EBITDA of $92 million. Bowlero’s Q4 Adjusted EBITDA increased 82% from the same quarter in pre-pandemic fiscal 2019. Adjusted EBITDA reflects certain items that are added to EBITDA as defined by the Company Credit Agreement. The adjustments include the Annualized Run-rate of Cost Savings Initiatives, Annualized De Novo and Renovated Facilities, Other Items, such as the collection of Business Interruption Insurance Proceeds, and Real Estate & Personal Property Taxes.

Location performance now far exceeds pre-pandemic levels and we continue to see strong and sustained momentum. Bowlero’s revenue in June, July, August and Sept (through Sep 12), exceeded same month pre-pandemic levels by 13%, 26%, 21% and 21%, respectively.

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Bowling is a highly fragmented industry with about 3,500 independent operators in the U.S. alone. Bowlero operates 310 bowling centers in North America – nearly eight times more centers than its nearest rival - including facilities carrying the Bowlero, Bowlmor Lanes, and AMF brands.

“Roll up opportunities and disciplined new builds provide attractive growth vectors. Since last June, we’ve acquired a total of 22 bowling centers and built four new ones. All of these are expected to be high-ROI projects in line with past experience. Revenue across all lines of business from bowling and shoes and amusement to food and beverage surpassed expectations in the fourth quarter and exceeded the levels of the same quarter in 2019,” said Brett Parker, President and Chief Financial Officer.

Bowlero also made advances in the digital gaming and media spaces. The company recently announced it will operate the world’s largest virtual international bowling tournament, “The PBA Global Showdown”, in a partnership with Lanetalk, thus providing a connected gaming experience to thousands of bowlers at hundreds of centers in dozens of countries around the world. Bowlero’s esports property “Strike! By Bowlero” powered by Skillz (NYSE: SKLZ) has more than 140,000 downloads. In August, PlayStudios, Inc (Nasdaq: MYPS) announced a new partnership with Bowlero that features Bowlero bowling and arcade cards available in their playAWARDS loyalty marketplace.

Bowlero’s sports media property, the PBA Tour on FOX, continues to grow as well. Last season’s viewership showed an increase in frequency and average minutes watched of 20% and 25%, respectively.

Bowlero filed its fiscal year 2021 report in its Registration Statement on Form S-4/A, which can be found on the U.S. Securities and Exchange Commission’s (“SEC”) website at https://www.sec.gov under the ticker “ISOS” as well as the Isos Investors Relations page here.

This press release contains references to Adjusted EBITDA and adjusted cash flow from operations, each of which measures are not based on accounting principles generally accepted in the United States, or non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures used by the Company may differ from the non-GAAP financial measures used by other companies. Refer to the Appendix section of the earnings presentation for definitions of these terms and reconciliations to the most comparable GAAP measures.

Investor Webcast Information

Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation are accessible in the Investor Relations section of the Isos website at www.isosacquisitioncorp.com/investor-relations.

About Bowlero Corp

Bowlero Corp is the worldwide leader in bowling entertainment, media, and events. With more than 300 bowling centers across North America, Bowlero Corp serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. In 2019, Bowlero Corp acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp, please visit BowleroCorp.com.

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About Isos Acquisition Corporation

Isos Acquisition Corporation (NYSE: ISOS.U) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Co-Chief Executive Officers George Barrios and Michelle Wilson. For more information on Isos Acquisition Corporation, please visit www.isosacquisitioncorp.com.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against ISOS, Bowlero or others following announcement of the business combination and the transactions contemplated therein; the inability to complete the transactions contemplated by the business combination due to the failure to obtain approval of the shareholders of Isos or Bowlero or other conditions to closing in the business combination agreement; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of Bowlero to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; costs related to the proposed business combination; the possibility that Isos or Bowlero may be adversely impacted by other economic, business, and/or competitive factors; the risk that the market for Bowlero’s entertainment offerings may not develop on the timeframe or in the manner that Bowlero currently anticipates; general economic conditions and uncertainties affecting markets in which Bowlero or operates and economic volatility that could adversely impact its business, including the COVID-19 pandemic; the ability of Bowlero to attract new customers and retain existing customers; changes in consumer preferences and buying patterns; inability to compete successfully against current and future competitors in the highly competitive out-of-home and home-based entertainment markets; inability to operate venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements; damage to brand or reputation; its ability to successfully defend litigation brought against it; its ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; fluctuations in Bowlero’s operating results; security breaches, cyber-attacks and other interruptions to its and its third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other international conflicts, adverse weather conditions, public health issues or natural catastrophes and accidents; risk of increased regulation of its operations; the projected financial information, anticipated growth rate, and market opportunity of Bowlero; the ability to obtain or maintain the listing of new Bowlero’s Class A common stock and warrants on the NYSE following the completion of the business combination; Isos’s and Bowlero’s public securities’ potential liquidity and trading; future capital needs of Bowlero following the completion of the business combination; the significant uncertainty created by the COVID-19 pandemic and the negative impact of the COVID-19 pandemic on Bowlero; and factors described under the section titled “Risk Factors” in the registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) relating to a potential business combination between Isos and Bowlero, as well as other filings that Bowlero will make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements are made. Neither Isos nor Bowlero assume any obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Contacts:

For Media:

ICR, Inc.

Tom Vogel

Tom.Vogel@icrinc.com

For Investors:

ICR, Inc.

Ryan Lawrence

Ryan.Lawrence@icrinc.com

Ashley DeSimone

Ashley.desimone@icrinc.com

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